Exhibit 99.1

Spherix Expands Blockchain Investment

Spherix Announces Investment in TheBitDaily.Com

NEW YORK, NY March 27, 2018 /PRNewswire/ Spherix Incorporated (NASDAQ: SPEX) announced today that the Company has closed an investment in TheBit Daily LLC (“TheBit”), a development stage media and education platform focused on the blockchain and cryptocurrency space. The site provides strategic and intelligently condensed insight to this exciting technology. For more information, please visit: www.thebitdaily.com.

TheBit Daily aims to lower the barrier of entry into the blockchain and cryptocurrency technology fields. TheBit informs readers, who range from beginners to experts, through its easy to understand “Guides” on the main concepts behind blockchain and cryptocurrencies. TheBit offers a free custom-curated newsletter that apprises users on the latest updates and events impacting the blockchain and cryptocurrencies sectors. This laymen’s terms newsletter keeps readers informed in just 3 minutes or less and is sent 3 times per week. The site also publishes interviews with leaders in the industry, which keep its audience at the forefront of this innovative technology. Moving forward, TheBit plans on expanding its platform to include community sourced resource discovery, informational videos and access to a social network focused on the blockchain ecosystem. TheBit was founded by Erica Amatori and Chris Hoyle, both of the College of William & Mary, the second oldest college in the nation.

Anthony Hayes, CEO of Spherix stated, “Our investment in TheBit provides our shareholders another opportunity to participate in the growing blockchain and cryptocurrency space, while also being accretive to our proposed acquisition of DatChat. As the Company moves into the blockchain space, TheBit provides our shareholders and other users with clear and easy to understand information about blockchain and cryptocurrencies. This investment will seek to diversify our revenue base as we help incubate and grow a fantastic startup. This is a true win-win. TheBit offers something special and we are very proud to be working with Erica and Chris.”

Erica Amatori, Co-Founder of TheBit Daily, told their story, “When Bitcoin was booming in 2017, friends asked us constantly how to participate in its explosive growth. That’s when we realized there was a lack of education in the space. Articles and media were geared towards highly complex and technical information. TheBit Daily was born out of the need to simplify blockchain for everyone.”

Co-Founder, Chris Hoyle, had this to say about the future, “Blockchain and ICO enthusiasim has overwhelmed many people and caused great discomfort regarding the space. TheBit Daily seeks to demystify the area and help fill the void where the media and investment community have failed. We remain very optimistic about the motivations of builders in the space and the potential use cases for cryptocurrencies and blockchain. Our mission will be to provide clarity so that the right ideas can receive the public attention and level of understanding that they deserve.”

Additional information about the investment is available in the Form 8K, filed by Spherix with the Securities and Exchange Commission.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by participation in the development of new technology.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Maas, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: 212-745-1373
Email: investorrelations@spherix.com
www.spherix.com